UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St., Suite 402 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SYBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On January 21, 2022, Synlogic Operating Company, Inc. (“Synlogic OpCo”), a wholly-owned subsidiary of Synlogic, Inc. (the “Company”), entered into two Statements of Work (the “SOWs”) with Azzur Cleanrooms-On-Demand – Boston, LLC, (“Azzur”) pursuant to a License and Services Agreement (the “License Agreement”), effective as of April 28, 2021, by and between Synlogic OpCo and Azzur.

Pursuant to the first of the SOWs (the “First SOW”), Synlogic OpCo has agreed to pay Azzur $650,000 to renovate and upgrade Azzur’s cleanroom space in Waltham, Massachusetts (the “Azzur Suite”) for Synlogic OpCo’s expanded use. The second of the SOWs (the “Second SOW”) replaces a previous SOW that Synlogic OpCo entered into with Azzur on April 29, 2021 (the “Previous SOW”). Pursuant to the Previous SOW, Synlogic OpCo was granted access to, and use of, the Azzur Suite for a period of 20 months, from May 2021 to December 2022 (the “Previous Term”). A copy of the Previous SOW is attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021. The Second SOW replaces the Previous SOW for the period beginning January 2022 and extends the Previous Term through March 2023 (the “Term”). The total estimated project cost during the Term for access to, and use of, the renovated and upgraded Azzur Suite, and the personnel support and other services, is $2.4 million.

The summary of the First SOW and Second SOW is qualified in its entirety by reference to the full text of the First SOW and the Second SOW, copies of which will be attached as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2022	Synlogic, Inc.

	By:	/s/ Gregg Beloff
	Name:	Gregg Beloff
	Title:	Interim Chief Financial Officer